UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 19, 2014

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 283-8505 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 19, 2014 Social Reality, Inc. acquired 100% of the outstanding capital stock of Five Delta, Inc., a Delaware corporation ("Five Delta"), in exchange for 600,000 shares of our Class A common stock pursuant to the terms and conditions of the Share Acquisition and Exchange Agreement dated December 19, 2014 (the "Five Delta Agreement") by and among Social Reality, Five Delta and the stockholders of Five Delta.

Five Delta is a managed advertising service that uses proprietary technology and methods to optimize digital advertising for its customers. Five Delta primarily utilizes high quality first party data from major platforms like Facebook, Yahoo, LinkedIn and Google in optimization decisions. Five Delta's goal is to maximize marketing budget utility while simultaneously reporting clear and actionable information to its clients.

Under the terms of the Five Delta Agreement, 300,000 shares of the Class A common stock (the "Escrow Shares") were deposited in escrow by the holders with the escrow agent pending satisfaction of certain post-closing conditions as described in the agreement. If these post-closing conditions are not satisfied by the second annual anniversary of the closing date, all or a portion of the Escrow Shares are subject to forfeiture. While the Escrow Shares remain in escrow, the holders granted Mr. Chris Miglino, our Chief Executive Officer, a voting proxy over the Escrow Shares. The Five Delta stockholders also granted us a right of first refusal over the shares of our Class A common stock tendered as consideration for a four year period from the closing date.

At closing we entered into an Employment Agreement with Mr. Dustin Suchter, Five Delta's Chief Executive Officer, which is described later in this report. Under the terms of the Five Delta Agreement, Mr. Suchter agreed to a non-compete for a period of four years following the termination date of his Employment Agreement.

The Five Delta stockholders also entered into 24 month Lock Up Agreements at the closing of the Five Delta Agreement. The Lock Up Agreements provide that one-half of our shares of Class A common stock acquired in the transaction will be released from the lock up on the one year anniversary of the closing date, with the balance released on the two year anniversary of the closing date. Following the release of any of the shares from the Lock Up Agreement, the holders agreed to limit the resale of such shares based upon a numerical formula tied to the trading volume of our Class A common stock and agreed that all permitted resales will be made at the then current bid price of our Class A common stock. The lock up automatically terminates upon a change of control of our company.

The foregoing descriptions of the Five Delta Agreement and the form of Lock Up Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of these agreements which are filed as Exhibits 10.34 and 10.35 to this report and incorporated herein by such references.

Item 7.01

Regulation FD Disclosure.

On December 22, 2014 we issued a press release announcing the acquisition of Five Delta. A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Social Reality under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01

Other Events.

On December 19, 2014 we entered into an Employment Agreement with Mr. Dustin Suchter. The initial term of the agreement expires on December 19, 2018, subject to automatic 12 month extensions unless a non-renewal notice is received by either party at least 60 days prior to the expiration of the then current renewal term. Mr. Suchter’s compensation includes: (i) an annual salary of $84,000, subject to increase at the discretion of the board of directors; (ii) a quarterly bonus equal to 10% of the operating profit of our direct business unit; (iii) a discretionary bonus as may be awarded at the discretion of our board; (iv) options to purchase 100,000 shares of our Class A common stock, at an exercise price of $1.26 per share, vesting in eight equal installments; (v) a restricted stock grant of 50,000 shares of our Class A common stock vesting on December 19, 2015; and (vi) paid time off of 25 days per calendar year, subject to accrual limitations. Mr. Suchter is entitled to severance in an amount equal to (x) 12 months of his annual base salary in the event he is terminated without “cause” or resigns for “good reason” each as defined in the Employment Agreement, or if the termination occurs during the last 12 months of the then current term, an amount equal to his base salary for the remaining months under the term, plus (y) an amount equal to the greater of his most recent bonus, calculated on an annualized basis, or $116,000. The Employment Agreement contains a customary non-solicitation and invention assignments clause and Mr. Suchter executed separate confidentiality and arbitration agreements with our company.

The foregoing description of the Employment Agreement with Mr. Suchter is not complete and is qualified in its entirety by reference to the full and complete terms of the Employment Agreement which is filed as Exhibit 10.36 to this report and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.34	Share Acquisition and Exchange Agreement dated December 19, 2014 by and among Social Reality, Inc., Five Delta, Inc. and the Stockholders of Five Delta, Inc. **
10.35	Form of Lock Up Agreement dated December 19, 2014 by and between Social Reality, Inc. and each of the Five Delta stockholders
10.35	Employment Agreement dated December 19, 2014 by and between Social Reality, Inc. and Dustin Suchter
99.1	Press release dated December 22, 2014

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**

Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Social Reality, Inc. agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: December 22, 2014	By:	/s/ Carrie McQueen
Carrie McQueen, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.34	Share Acquisition and Exchange Agreement dated December 19, 2014 by and among Social Reality, Inc., Five Delta, Inc. and the Stockholders of Five Delta, Inc.
10.35	Form of Lock Up Agreement dated December 19, 2014 by and between Social Reality, Inc. and each of the Five Delta stockholders
10.35	Employment Agreement dated December 19, 2014 by and between Social Reality, Inc. and Dustin Suchter
99.1	Press release dated December 22, 2014